                            LOAN AGREEMENT
                            --------------

     THIS LOAN AGREEMENT (the "Agreement") is made and entered into effective as of the 28th day of December, 1999, by and among BANK ONE, KENTUCKY, NA, a national banking association and its successors and assigns, whose address is 416 West Jefferson Street, Louisville, Kentucky 40202 (the "Bank"); UNIFIED FINANCIAL SERVICES, INC., a Delaware corporation whose address is 220 Lexington Green Circle, Suite 600, Lexington, Kentucky 40503 ("Unified"); and COMMONWEALTH PREMIUM FINANCE CORPORATION, a Kentucky corporation whose address is 220 Lexington Green Circle, Suite 600, Lexington, Kentucky 40503 ("Commonwealth") (Unified and Commonwealth are hereinafter collectively referred to as "Borrowers").

                               RECITALS
                               --------

     WHEREAS, Unified has applied to Bank for a loan in the amount of Two Million Two Hundred Ninety-Three Thousand Seven Hundred Fifty and 00/100 Dollars ($2,293,750.00) (the "Term Loan"), which loan shall be secured by certain assets of Unified.

     WHEREAS, Commonwealth has applied to Bank to renew an existing revolving line of credit loan in an amount not to exceed the maximum principal sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the "Renewal Revolving Credit Loan"), which loan shall be secured by certain assets of Commonwealth and guaranteed by Unified.

     WHEREAS, one of the conditions to the making of the Term Loan and the Renewal Revolving Credit Loan by Bank is that Unified and Commonwealth must enter into this Agreement setting forth the terms and conditions of the Term Loan and the Renewal Revolving Credit Loan, all of which terms and conditions Unified and Commonwealth acknowledge are supported by good, valuable and sufficient consideration.

     NOW, THEREFORE, in consideration of the mutual covenants, the financial accommodations extended to Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to and affirm the foregoing recitals and further agree as follows:

                               ARTICLE I
                               ---------
                          CERTAIN DEFINITIONS

     1.01 "ADVANCE" means any disbursement of funds to Unified under the Term Note pursuant to Section 2.01 hereof or to Commonwealth under the Renewal Revolving Credit Note pursuant to Section 2.02 hereof.

     1.02 "AGREEMENT" means this Loan Agreement, as amended, supplemented or modified from time to time.

     1.03 "BUSINESS DAY" means any Domestic Business Day on which Bank is open for business.

     1.04 "BORROWING BASE" means the computation of Eligible Net
Premiums as calculated in the Borrowing Base Certificate and Advance Request attached hereto as EXHIBIT 1.04.
                           ------------

     1.05 "COLLATERAL" means all property which is subject to, becomes subject to, or is to be subject to the Liens granted by the Security Agreements or which otherwise becomes security for the Loan.

     1.06 "DEFAULT" OR "EVENT OF DEFAULT" means any of the events specified in Article VII herein, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     1.07 "DOMESTIC BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Lexington, Kentucky, are authorized or required to close under the laws of the Commonwealth of Kentucky or of the United States.

     1.08 "GUARANTY" means the guaranty dated of even date of the Renewal Revolving Credit Loan and all of Commonwealth's obligations under the Loan Documents made, executed and delivered by Unified.

     1.09 "INTEREST COVERAGE RATIO" means a ratio calculated as follows: net income for the applicable period plus interest expenses for such period plus income tax expenses for such period divided by total interest expenses for such period.

     1.10 "INSURANCE PREMIUM FINANCING AGREEMENT ("IPFA")" means the contract among Commonwealth, the insurance agent and the insured/ borrower in which the insured/borrower grants to Commonwealth a security interest in all unearned premiums which may be payable under the insurance policies.

     1.11 "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, conditional assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement, or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having a similar economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing), but excluding leases of operating equipment or furniture in the ordinary course of business.

     1.12 "LOAN DOCUMENTS" means this Agreement, the Notes, the
Guaranty, the Security Agreements, the UCC-1's, and any additional documents required to be delivered by Unified or

Commonwealth under this Agreement, or otherwise evidencing, securing and/or relating to the Loans.

     1.13 "LOANS" means the Term Loan extended by Bank to Unified and the Renewal Revolving Credit Loan extended by Bank to Commonwealth.

     1.14 "NET PREMIUMS" means the total premiums on IPFA plus all accrued interest and other finance charges derived thereunder less all initial premium payments made by insured/borrower thereunder.

     1.15 "NOTES" means the Term Note evidencing the Term Loan extended by Bank to Unified and the Renewal Revolving Credit Note evidencing the Renewal Revolving Credit Loan extended by Bank to Commonwealth.

     1.16 "OBLIGATIONS" means the indebtedness evidenced by the Notes and all obligations relating to any of the other Loan Documents.

     1.17 "PERSON" means any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

     1.18 "PRIME RATE" means the variable prime, or primary index, rate of Bank as announced from time to time by Bank at its principal office, whether or not such rate is published and which rate may not necessarily be Bank's lowest or best rate.

     1.19 "RENEWAL REVOLVING CREDIT LOAN" shall have the meaning assigned to such term in Section 2.02.

     1.20 "RENEWAL REVOLVING CREDIT NOTE" means the note executed by Commonwealth evidencing the renewal of a revolving line of credit loan extended by Bank to Commonwealth in an amount not to exceed the maximum principal sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00).

     1.21 "SECURITY AGREEMENTS" means the Stock Pledge and Security Agreement from Unified to Bank dated of even date in which Unified pledges to Bank a first and prior lien on certain securities of Unified described in Schedule "A" attached thereto, and a Security Agreement from Commonwealth to Bank dated of even date whereby Commonwealth assigns and pledges to Bank a first and prior lien on certain assets of Commonwealth described in Exhibit "A" attached thereto.

     1.22 "TERM LOAN" means shall have the meaning assigned to such term in Section 2.01.

     1.23 "TERM NOTE" means the note executed by Unified evidencing the loan extended by Bank to Unified in the amount of Two Million Two Hundred Ninety-Three Thousand Seven Hundred Fifty and 00/100 Dollars ($2,293,750.00).

     The definitions set forth above in this Article I are in addition to, and not in lieu of, any other definitions set forth elsewhere in this Agreement or the other Loan Documents.

                              ARTICLE II
                              ----------
                     AMOUNT AND TERMS OF THE LOANS,
                   THE COLLATERAL, THE GUARANTY, ETC.

     2.01 The Term Loan.
          -------------

          a.   Terms and Amount.  Bank will enter into the Term Loan
               ----------------
as evidenced by the Term Note in the amount of TWO MILLION TWO HUNDRED NINETY-THREE THOUSAND SEVEN HUNDRED FIFTY AND 00/100 DOLLARS ($2,293,750.00). The interest rate per annum on the outstanding principal balance of the Term Loan throughout the term of the Term Loan shall be equal to the Prime Rate. Interest on the Term Note shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.
Under no circumstances will the interest rate on the Term Note be more than the maximum rate allowed by applicable law. Unified shall make monthly payments of principal in the amount of $100,000 plus all accrued but unpaid interest beginning on January 28, 2000, and continuing thereafter on the 28th day of each month until June 30, 2000 (the "Maturity Date"), at which time all outstanding principal, all accrued but unpaid interest and all other fees, charges and expenses payable under the Term Note and the other Loan Documents shall be due and payable.

          b.   Purpose of the Loan.  The purpose of the Term Loan
               -------------------
is to refinance preexisting debt of subsidiary companies and begin the payment and amortization of the same.

          c.   No Prepayment Premium.  Unified may prepay the Term
               ---------------------
Note, in whole or in part, without premium or penalty.

          d.   Collateral.  As security for the payment of the Term
               ----------
Loan and in order to secure Unified's obligations to Bank, as well as all other sums as are recoverable by Bank under the Term Loan and any of the other Loan Documents, Unified shall execute and deliver to Bank a Stock Pledge and Security Agreement whereby Unified pledges and conveys to Bank a security interest in all of Unified's shares of stock in Equity Underwriting Group, Inc.

          e.   Renewal.  Unified acknowledges that Bank has not
               -------
committed to any renewals or extensions of the Term Loan.

     2.02 The Renewal Revolving Credit Loan.
          ---------------------------------

          a.   Terms and Amount.  Bank will enter into the Renewal
               ----------------
Revolving Credit Loan as evidenced by the Renewal Revolving Credit Note in the amount of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00). The interest rate per annum on the outstanding principal balance of the Renewal Revolving Credit Loan throughout the term of the Renewal Revolving Credit Loan shall be equal to the Prime Rate. Interest on the Renewal Revolving Credit Note shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Under no circumstances will the interest rate on the Renewal Revolving Credit Note be more than the maximum rate allowed by applicable law. Commonwealth shall make monthly payments of all accrued but unpaid interest beginning on January 28, 2000, and continuing thereafter on the 28th day of each month until June 30, 2000 (the "Maturity Date"), at which time all outstanding principal, all accrued but unpaid interest and all other fees, charges and expenses payable under the Renewal Revolving Credit Note and the other Loan Documents shall be due and payable.

          b.   Purpose of the Loan.  The purpose of the Renewal
               -------------------
Revolving Credit Loan is solely to provide Commonwealth with working capital for the financing and/or acquisition of IPFAs and the payments of premiums to insurance companies.

          c.   Notice and Manner of Borrowing.  On the last day of
               ------------------------------
each calendar month and on each such Business Day that Commonwealth requests an Advance, Commonwealth shall submit to Bank a Borrowing Base Certificate and Advance Request substantially in the form attached hereto as EXHIBIT 1.04. Provided that (i) all of the applicable
          ------------
conditions set forth in Article III hereof have been fulfilled to Banks's satisfaction and (ii) Commonwealth has provided Bank with the Borrowing Base Certificate and Advance Request by 10:00 a.m., Bank will make Advances under the Renewal Revolving Credit Loan available to Commonwealth in immediately available funds by crediting the amount thereof to Commonwealth's account with Bank on the same Business Day.

          d.   No Prepayment Premium.  Commonwealth may prepay the
               ---------------------
Renewal Revolving Credit Note, in whole or in part, without premium or penalty.

          e.   Guaranty of Unified.  Unified shall guarantee the
               -------------------
payment of the Renewal Revolving Credit Loan and all of Commonwealth's obligations under the Renewal Revolving Credit Note and any of the other Loan Documents pursuant to the terms of the Guaranty.

          f.   Collateral.  As security for the payment of the
               ----------
Renewal Revolving Credit Loan and in order to secure Commonwealth's obligations to Bank, as well as all other sums as are recoverable by Bank under the Renewal Revolving Credit Loan and any of the other Loan Documents, Commonwealth shall execute and deliver to Bank a Security Agreement whereby Commonwealth assigns, pledges and conveys to Bank a security interest in all of Commonwealth's assets including, but not limited to, the IPFAs. As further security for the payment of the Renewal Revolving Credit Loan and in order to secure Commonwealth's obligations to Bank, as well as all other sums as are recoverable by Bank under the Guaranty, the Renewal Revolving Credit Loan and

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

any of the other Loan Documents, Unified shall execute and deliver to Bank a Stock Pledge and Security Agreement whereby Unified pledges and conveys to Bank a security interest in all of Unified's shares of stock in Equity Underwriting Group, Inc.

          g.   Renewal.  Commonwealth acknowledges that Bank has
               -------
not committed to any further renewals or extensions of the Renewal Revolving Credit Loan.

          h.   Readvances of Principal Amounts Paid Prior to
               ---------------------------------------------
Maturity.  Any amounts of principal paid to Bank prior to the Maturity
--------
Date set forth in Section 2.02(a) hereof shall be available for any subsequent Advance or borrowing by Commonwealth hereunder.

     2.03 Provisions Applicable to Both Loans.
          -----------------------------------

          a.   Method of Payment.  Borrowers shall make each
               -----------------
payment under this Agreement and under the Notes in lawful money of the United States, to Bank at its Lexington office or such other place as may be designated by Bank, in immediately available funds during normal business hours of Bank. Whenever any payment to be made under this Agreement or under the Notes shall be stated to be due on a Saturday, Sunday or a public holiday or banking holiday, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of the payment of interest.

          b.   Costs and Fees.  Borrowers shall pay to Bank its
               --------------
costs and expenses (including, without limitation, its attorneys' fees, court costs, litigation and other expenses) incurred or paid by Bank in negotiating, documenting, administering and enforcing this Agreement and the Loan Documents and in establishing, maintaining, protecting, perfecting or enforcing any of Bank's rights or Borrowers' obligations including, without limitation, any and all such costs and expenses incurred or paid by Bank in defending Bank's title or right to the Collateral or in collecting or enforcing payment of the Obligations and the liquidation of the Collateral, and all costs of filing financing, continuation or termination statements with respect to the Collateral.

          c.   Late Payments and Late Charges.  If any payment
               ------------------------------
required under either of the Notes is not paid within ten (10) days after such payment is due, then, at the option of Bank, Unified or Commonwealth, as applicable, shall pay a late charge equal to five percent (5.0%) of the amount of such payment or $25.00, whichever is greater, up to the maximum amount of $750.00 per late charge to compensate Bank for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Bank.

          d.   Default Interest Rate.  Upon the occurrence of any
               ---------------------
Event of Default and during the continuation thereof, and after maturity, including maturity upon acceleration, Bank, at its option, may, if permitted under applicable law, do one or both of the following:
(i) increase the interest rate under the Term Note or the Renewal Revolving Credit Note, as applicable, to the rate that is three percent (3.0%) above the rate that would otherwise be payable thereunder, and
(ii) add any unpaid accrued interest to principal and such sum shall bear interest therefrom until paid at the rate provided in the Term Note or the Renewal Revolving Credit Note, as applicable, (including any increased rate). The interest rate under the Notes shall not exceed the maximum rate permitted by applicable law under any circumstances.

                              ARTICLE III
                              -----------
                          CONDITIONS PRECEDENT

     The obligation of Bank to make the initial Advance and any subsequent Advances under either the Term Note or the Renewal Revolving Credit Note are subject to (1) the performance of the respective obligations of Unified and Commonwealth to be performed hereunder at, prior to or subsequent to the making the Loans, and (2) the satisfaction of all of the following conditions:

     3.01 Loan Documents.  All of the Loan Documents shall be duly
          --------------
executed by Borrowers and delivered to Bank, all of which shall be in form and substance reasonably satisfactory to Bank and to counsel for Bank.

     3.02 Lien Report.  At the sole cost of Borrowers, Bank shall
          -----------
receive a lien report confirming that Bank has a first and prior lien on all of the property pledged to Bank as Collateral. Said lien report shall include a summary of all liens and encumbrances against any of the property pledged to Bank by either Unified or Commonwealth as Collateral.

     3.03 Certificate of Borrowers.  Each of the Borrowers shall
          ------------------------
deliver to Bank a Certificate for Borrower, substantially in the form of
EXHIBIT 3.03 hereto with all attachments thereto.
------------

     3.04 Opinions of Counsel.  At the sole cost of Borrowers, Bank
          -------------------
shall receive separate opinions of each of Borrowers' counsel, substantially in the form of EXHIBIT 3.04 hereto.
                             ------------

     3.05 Representations and Warranties.  Each and every
          ------------------------------
representation and warranty made by Borrowers contained in Article IV hereof and in any of the Loan Documents shall be substantially true, complete and accurate as of the making of the Loans.

     3.06 Delivery of Financial Information.  Bank shall receive, on
          ---------------------------------
or before the making of the Loans, all available financial information of Borrowers as set forth in Section 5.02 hereof.

     3.07 No Defaults.  No Event of Default shall exist as of the
          -----------
making of the Loans which has not been cured to Bank's satisfaction.

     3.08 No Change in Condition.  There shall have been no material
          ----------------------
adverse change in the condition, financial or otherwise, of any of the Borrowers since the date of the most recent financial statement that has been furnished to Bank.

     3.09 Compliance with Applicable Laws.  Each of the Borrowers is
          -------------------------------
in compliance, in all material respects, with any and all laws applicable to their respective businesses.

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

     3.10 Additional Closing Deliveries and Payments.  Borrowers
          ------------------------------------------
shall deliver the following to Bank at the Closing, all of which shall be in form and substance satisfactory to Bank:

          (i) all appropriate financing statements (Form UCC-1) covering the Collateral;

          (ii) executed copies of all documents set forth on Bank's document checklist for this transaction including, but not limited to, the Loan Documents; and

          (iii) payment by Borrowers of all of Bank's fees and expenses incurred in connection with the Loans including, but not limited to, all reasonable fees and expenses of Bank's counsel and all recording fees and taxes, if any.

                              ARTICLE IV
                              ----------
                    REPRESENTATIONS AND WARRANTIES

     Borrowers jointly and severally represent and warrant to Bank, as of the date hereof and as of the date of each subsequent Advance, as follows:

     4.01 Organization and Qualification.  Unified is a corporation
          ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, Commonwealth is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky, and each has the lawful power to engage in the business each presently conducts; and each is duly licensed or qualified and in good standing in each jurisdiction where the nature of the business transacted by it makes such licensing or qualification necessary.

     4.02 Power and Authority.  Each of the Borrowers has the power
          -------------------
and authority to enter into and carry out the Loan Documents delivered by it in connection herewith, to execute and deliver such Loan Documents, and to perform each of its obligations under the Loan Documents. Each of the Borrowers has the power and authority to make the borrowings contemplated hereby and all such actions have been fully authorized by all necessary proceedings on the part of such Borrower.

     4.03 Validity and Binding Effect.  This Agreement and the other
          ---------------------------
Loan Documents have been duly and validly executed and delivered by the Borrowers and each of the Borrowers' performance under such Loan Documents has been duly authorized. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of the Borrowers enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' remedies. No authorization, approval, exemption or consent by any governmental or public body or other authority is required in connection with the authorization, execution, delivery and carrying out of the terms of the Loan Documents by any of the Borrowers.

     4.04 No Conflict.  Neither the execution and delivery of the
          -----------
Loan Documents nor the Borrowers' consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof will conflict with or result in any default under or breach or

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

violation of (a) the terms and conditions of the Certificate or Articles of Incorporation, as the case may be, or the By-Laws of either of the Borrowers; (b) any state or federal law or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to either of the Borrowers; or (c) any agreement or instrument to which either of the Borrowers is a party or to which either of the Borrowers is subject or which will constitute a default thereunder or which will result in the creation or enforcement of any lien, charge or encumbrance whatsoever upon any of the Collateral.

     4.05 Ownership of Collateral.  Each of the Borrowers has good
          ------------------------
and marketable title to all of the personal property serving as Collateral pledged to Bank by such Borrower as security for the Loans. Unified has good and marketable title to all of the Collateral pledged to Bank by Unified as security for the Renewal Revolving Credit Loan.

     4.06 Litigation.  Except as disclosed in writing to Bank prior
          ----------
to the date of this Agreement, there are no actions, suits, proceedings or investigations pending or threatened against either of the Borrowers at law or in equity before any court or before any federal, state, municipal or any governmental department, commission, board, agency or instrumentality, whether or not covered by insurance, which, individually or in the aggregate, may result in any materially adverse effect on the business, property or assets or the condition, financial or otherwise, of either of the Borrowers or impair either of the Borrowers' ability to perform their obligations under the Loan Documents. Neither of the Borrowers is in violation of or in default with respect to any order, writ, injunction or any decree of any court or any federal, state, municipal or other governmental department, commission or bureau, agency or instrumentality which may result in any such impairment.

     4.07 No Liens and Encumbrances on Collateral.  Other than those
          ---------------------------------------
Liens which have been previously disclosed to Bank in writing, there are no security interests, liens, claims, mortgages, or encumbrances upon or against the Collateral pledged to Bank by Borrowers except the liens in favor of Bank granted herein. Assuming Bank receives all of the Loan Documents which have been properly executed, duly authorized and properly recorded, Bank shall possess a valid and first priority lien in the Collateral pledged to Bank by Borrowers.

     4.08 Tax Returns and Taxes.  Each of the Borrowers has filed,
          ---------------------
in a timely fashion and will in the future file in a timely fashion, all tax returns or reports (federal, state and local) required to be filed and has paid, and will pay in the future, all taxes, assessments, fees and governmental charges and levies shown or required to be shown thereon to be due, including interest and penalties. Each of the Borrowers will pay in the future, all real estate and personal property taxes, license fees and/or assessments due with respect to the Collateral. Each of the Borrowers knows of no material additional assessments for which adequate reserves have not been established, and each of the Borrowers has made adequate provisions for all current real estate and personal property taxes relating to the Collateral.

     4.09 General Validity.  No representation or warranty by either
          ----------------
of the Borrowers contained herein or made by either of the Borrowers in any other Loan Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representation or

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

warranty not misleading in light of the circumstances under which it was made. There are no facts which materially and adversely affect the business, operations, affairs or condition of either of the Borrowers other than those facts disclosed to Bank in writing prior to the time of closing or as set forth herein.

     4.10 Financial Statements; No Adverse Change.  The financial
          ---------------------------------------
statements and other documents of the Borrowers previously furnished to Bank are true, complete and accurate and are not misleading in any material respect. There have been no material adverse changes in the financial condition of either of the Borrowers since the date of the most recent financial statements that have been furnished to Bank. All financial statements and other financial information furnished to Bank accurately represent the financial condition of the Borrowers as of their respective dates in all material respects. Neither of the Borrowers has any material liabilities, direct or contingent, except as disclosed in its respective financial statements.

     4.11 Accuracy of Information.  All factual information
          -----------------------
furnished by Borrowers in writing to Bank for purposes of, or in connection with, this Agreement or the other Loan Documents is true, complete and accurate in every material respect on the date that such information was provided to Bank and as of the date of execution and delivery of this Agreement to Bank.

                              ARTICLE V
                              ---------
                         AFFIRMATIVE COVENANTS

     5.01 Affirmative Covenants Other Than Reporting Requirements for
          -----------------------------------------------------------
Both Borrowers.  Borrowers jointly and severally covenant that, so long
--------------
as either of the Borrowers may borrow or request Advances hereunder and until payment in full of the Notes and all accrued but unpaid interest thereon or unless otherwise consented to in writing by Bank, each will do the following:

          a.   Preservation of Company Existence, etc.  Each of the
               ---------------------------------------
Borrowers shall maintain its existence as a corporation, and its respective licenses or qualifications and good standing in each jurisdiction in which its ownership, use or lease of property or the nature of its business or both makes such licenses or qualifications necessary.

          b.   Payment of Liabilities, Including Taxes, etc.  Each
               ---------------------------------------------
of the Borrowers shall duly pay and discharge all obligations to which they are subject or which are asserted against them, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon them or any of their properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such obligations, including taxes, assessments or charges, are being contested in good faith by appropriate proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, has been made as required by Bank.

          c.   Compliance with Loan Documents, etc.  Each of the
               ------------------------------------
Borrowers shall substantially comply in all material respects with the terms and conditions of the Loan Documents and all other related agreements to which any is a party.

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

          d.   Collateral Maintenance.  At Borrowers' sole cost,
               ----------------------
each of the Borrowers shall maintain, keep and preserve all tangible Collateral pledged to Bank in good working order and condition (ordinary wear and tear and insured casualty damages excepted).

          e.   Keeping of Records and Books of Account.  Each of
               ---------------------------------------
the Borrowers shall maintain and keep proper books of record and account in accordance with sound accounting practices applied on a consistent basis and in which full, true and correct entries shall be made of all of its dealings and business and financial affairs.

          f.   Operation of Business.  Each of the Borrowers shall
               ---------------------
maintain, conduct and operate its business in substantially the same manner as it has been heretofore maintained, conducted and operated.

          g.   Insurance.  At Borrowers' sole cost, each of the
               ---------
Borrowers shall maintain, or cause to be maintained, insurance with financially sound and reputable insurance companies reasonably acceptable to Bank and in such amounts and covering such risks as are reasonably acceptable to Bank including, without limitation, liability, property, business interruption, and errors and omissions coverage.

     All insurance policies shall (i) provide that Bank is to receive thirty (30) days written notice prior to non-renewal or cancellation, and (ii) be evidenced by a certificate of insurance to be held by Bank.

     In the event Borrower fails to provide, maintain and keep in force the policies of insurance required by this Agreement, Bank may procure such insurance for such risks covering Bank's interest, and Borrowers shall pay all premiums, with interest, promptly upon demand by Bank.

          h.   Compliance with Laws.  Each of the Borrowers has at
               --------------------
all times heretofore and will hereafter comply in all material respects with all applicable laws, rules, regulations and orders including, without limitation, all applicable covenants and restrictions of record and all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements including, without limitation, the Americans with Disabilities Act and regulations thereunder and all laws, ordinances, rules and regulations of all federal, states, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers.

          i.   Right of Inspection.  At any reasonable time and
               -------------------
from time to time, each of the Borrowers shall permit Bank and any agent or representative thereof to examine and make copies of and abstracts from either of the Borrowers' records and books of account, and visit its properties and to discuss its affairs, finances, and accounts with any of its respective officers and directors and its independent accountants. Without limiting the foregoing rights of Bank, each of the Borrowers agrees that without any prior notice to either of the Borrowers and not more frequently than two (2) times per calendar year, Bank and its agents and employees may, at Borrowers' sole cost, conduct an audit of each of the Borrowers' records and books to determine each of the Borrowers' compliance with this Agreement and the other Loan Documents.

     5.02 Reporting Requirements for Commonwealth.  Commonwealth
          ---------------------------------------
covenants that, so long as either of the Borrowers may borrow or request Advances hereunder and until payment in full of the Notes and all accrued but unpaid interest thereon or unless otherwise consented to in writing by Bank, Commonwealth will furnish, or cause to be furnished, to Bank the following:

          a.   Annual Audited Financial Statements.  Within one
               -----------------------------------
hundred twenty (120) days after the end of each fiscal year, audited financial statements for Commonwealth prepared and certified by a firm of independent public accountants of recognized standing acceptable to Bank, in form and content acceptable to Bank in its reasonable discretion, which shall include an unqualified annual audit report consisting of a balance sheet, statement of income, statement of shareholders' equity, statement of cash flows and notes to financial statements. All of the foregoing shall be in reasonable detail and stating in comparative form the respective amounts for the corresponding date and period in the prior fiscal year and all such financial statements shall be prepared in accordance with generally accepted accounting principles and certified as correct by the chief financial officer or president of Commonwealth.

          b.   Quarterly Financial Statements.  Within sixty (60)
               ------------------------------
days after the end of each fiscal quarter, company prepared financial statements for Commonwealth, in form and content acceptable to Bank in its reasonable discretion, which shall include a balance sheet as of the end of each such period and an income statement for the period from the beginning of the current fiscal year to the end of such period. The statement shall be certified as correct by the chief financial officer or president of Commonwealth.

          c.   Covenant Compliance Certificate.  Within sixty (60)
               -------------------------------
days after the end of each fiscal quarter, a Covenant Compliance Certificate, in the same form as attached hereto as EXHIBIT 5.02 C.,
                                                    ---------------
prepared by Commonwealth and certified as correct by the chief financial officer or president of Commonwealth.

          d.   Company Activity Summary.  Within sixty (60) days
               ------------------------
after the end of each fiscal quarter, company prepared schedules summarizing the business activities of Commonwealth and certified as correct by the chief financial officer or president of Commonwealth.

          e.   Schedule of Cash Receivables from Contracts.  Within
               -------------------------------------------
sixty (60) days after the end of each fiscal quarter, company prepared schedules of cash receivables from contracts with insureds certified as correct by the chief financial officer or president of Commonwealth.

          f.   Schedule of Past Due Accounts.  Within sixty (60)
               -----------------------------
days after the end of each fiscal quarter, company prepared account receivable aging summaries for all accounts that are more than ninety
(90) days past due certified as correct by the chief financial officer or president of Commonwealth.

          g.   Monthly Borrowing Base Certificate.  Within fifteen
               ----------------------------------
(15) days after the end of each month or simultaneously with any request for an Advance, a Borrowing Base Certificate and Advance Request
substantially in the form attached hereto as EXHIBIT 1.04.
                                             ------------

          h.   Notice of Litigation.  Promptly after the commencement
               --------------------
thereof but in any event within thirty (30) days after the service thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting any of the Borrowers which, if determined adversely, could reasonably be expected to have a material and adverse effect on any of the Borrowers' respective financial conditions, properties, or operations.

          i.   Notice of Events of Default.  As soon as possible
               ---------------------------
and in any event within ten (10) days after the occurrence of any Event of Default, a written notice setting forth the details of such Event of Default and the action which is proposed to be taken by Commonwealth with respect thereto.

     5.03 Reporting Requirements for Unified.  Unified covenants
          ----------------------------------
that, so long as either of the Borrowers may borrow or request Advances hereunder and until payment in full of the Notes and all accrued but unpaid interest thereon or unless otherwise consented to in writing by Bank, Unified will furnish, or cause to be furnished, to Bank the following:

          a.   Annual Audited Financial Statements.  Within one
               -----------------------------------
hundred twenty (120) days after the end of each fiscal year, audited financial statements for Unified prepared and certified by a firm of independent public accountants of recognized standing acceptable to Bank, in form and content acceptable to Bank in its reasonable discretion, which shall include an unqualified annual audit report consisting of a balance sheet, statement of income, statement of shareholders' equity, statement of cash flows and notes to financial statements. All of the foregoing shall be in reasonable detail and stating in comparative form the respective amounts for the corresponding date and period in the prior fiscal year and all such financial statements shall be prepared in accordance with generally accepted accounting principles and certified as correct by the chief financial officer or president of Unified.

          b.   Quarterly Financial Statements.  Within sixty (60)
               ------------------------------
days after the end of each fiscal quarter, company prepared financial statements for Unified, in form and content acceptable to Bank in its reasonable discretion, which shall include a balance sheet as of the end of each such period and an income statement for the period from the beginning of the current fiscal year to the end of such period. The statement shall be certified as correct by the chief financial officer or president of Unified.

     5.04 Minimum Interest Coverage Ratio for Commonwealth.  Commonwealth
          ------------------------------------------------
shall maintain a minimum Interest Coverage Ratio (as defined herein) of 1.75:1.0, which shall be calculated and reported on a calendar quarter basis.

                               ARTICLE VI
                               ----------
                           NEGATIVE COVENANTS

     Borrowers jointly and severally covenant that, so long as either of the Borrowers may borrow or request Advances hereunder and until payment in full of the Notes and all accrued but unpaid interest thereon or unless otherwise consented to in writing by Bank, which consent shall not be unreasonably withheld, neither of the Borrowers shall permit or cause any of the following:

     6.01 Liens.  Create, incur, assume or suffer to exist any
          -----
mortgage, security interest, lien or encumbrance whatsoever on any of the Collateral or assign all or any part of the Collateral to any party other than Bank, except:

          a.   Bank Liens.  Liens in favor of Bank;
               ----------

          b.   Tax Liens and Contested Liens.  Liens for taxes or
               -----------------------------
assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings diligently conducted;

          c.   Statutory Liens.  Liens imposed by law, such as
               ---------------
mechanics, materialmen, landlords, warehousemen and carrier Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserve or other appropriate provisions, if any, have been established as required by Bank;

          d.   Liens Not Due and Payable.  Liens under workers'
               -------------------------
compensation, unemployment insurance, social security, or similar legislation for sums which are not past due;

          e.   Certain Judgment Liens.  Liens consisting of judgment
               ----------------------
or judicial attachment liens (including prejudgment attachment) in existence less than sixty (60) days after the entry thereof or the enforcement of which is effectively stayed or payment of which is covered in full (subject to deductible) by insurance; and

          f.   Ordinary Course Liens.  Liens, deposits, or pledges
               ---------------------
to secure the performance of public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business.

     6.02 Liquidation, Merger or Sale of Assets.  (a) Liquidate,
          -------------------------------------
merge or consolidate with or into any other Person or take any action in furtherance of any thereof; (b) permit any other Person to consolidate with or merge into either of the Borrowers; (c) sell, convey, assign, lease or otherwise transfer or dispose of, in a single transaction or a series of related transactions, a material part of either of the Borrowers' assets; (d) change either of the Borrowers' name; or (e) sell, convey or otherwise transfer any of the Collateral other than in the ordinary course of business.

     6.03 Debt Limitations of Commonwealth.  Commonwealth shall not
          --------------------------------
create, incur, assume or suffer to exist any additional indebtedness in excess of $50,000, without the prior written consent of Bank, except:

          a.   Bank Debt.  Debt payable to Bank under this
               ---------
Agreement and the Revolving Credit Note; or

          b.   Accounts Payable, etc.  Accounts payable to trade
               ----------------------
creditors in accordance with prior practice including, without limitation, amounts payable under service contracts and for goods or services incurred in the ordinary course of business that are paid within the specified time, unless contested in good faith and by appropriate proceedings diligently conducted.

     6.04 No Dividends by Commonwealth.  Commonwealth shall not
          ----------------------------
declare or pay any dividends, payable in cash, property, stock or otherwise, with respect to Commonwealth's outstanding common stock throughout the term of this Agreement without the prior written consent of Bank.

                              ARTICLE VII
                              -----------
                           EVENTS OF DEFAULT

     Each of the following shall be an Event of Default under this
Agreement:

     7.01 Payment Default.  Either of the Borrowers fails to pay any
          ---------------
installment of interest on the Notes after its due date without notice from Bank, or any other sum due to Bank under any of the Loan Documents, within ten (10) days following notice that the same is due and payable.

     7.02 Default in Other Obligations to Bank.  The occurrence of a
          ------------------------------------
material default and the expiration of the applicable cure period, if any, under any of the Loan Documents or any other obligation of either of the Borrowers to or with Bank, whether now or hereafter arising.

     7.03 Breach of Representation or Warranty.  Any representation
          ------------------------------------
or warranty made or deemed made by any of the Borrowers in this Agreement, the Loan Documents, or in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document proves to have been incorrect in any material respect on or as of the date made or deemed made.

     7.04 Breach of Covenant.  Any of the Borrowers fails to perform
          ------------------
or observe any term, covenant or agreement on their part to be performed or observed in any of the Loan Documents (other than a failure to pay any sum to Bank when due) to which any of them is a party and such failure shall continue for a period of thirty (30) days after written notice to Unified or Commonwealth, as applicable, from Bank describing the nature of the failure; provided, however, that an Event of Default shall occur immediately and without the thirty (30) day cure period if any such failures relate to the provisions contained in Sections 6.02 or
9.21 of this Agreement.

     7.05 Insolvency.  Either of the Borrowers (i) is unable to, or
          ----------
admits in writing its inability to, pay its debts as such debts become due; (ii) makes an assignment for the benefit of creditors, petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for them or a substantial part of its assets; (iii) commences any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction whether now or hereafter in effect; (iv) has any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty
(60) days or more; (v) by any act or omission, indicates its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties;
(vi) suffers any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more; or (vii) becomes insolvent in that its total assets are in the aggregate less than all of its liabilities.

     7.06 Unpaid Judgments.  One or more final judgments, decrees,
          ----------------
or orders for the payment of money in excess of Fifty Thousand Dollars ($50,000.00) in the aggregate shall be rendered against any of the Borrowers and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

     7.07 Invalid Documents.  Any of the Loan Documents shall at any
          -----------------
time after their execution and delivery and for any reason, other than payment in full of the obligations so secured, cease (i) to create a valid and perfected first priority security interest in and to the Collateral; or (ii) to be in full force and effect, and such matter is not fully corrected or resolved to Bank's satisfaction within thirty
(30) days after written notice with respect thereto from Bank.

     7.08 Sale of Collateral.  Any of the Borrowers sells, transfers
          ------------------
or conveys any interest whatsoever in any of the Collateral (unless such Collateral is replaced in the ordinary course of business or is obsolete) without the prior written consent of Bank.

     7.09 Unauthorized Liens on Collateral.  Any further Lien is
          --------------------------------
placed on any of the Collateral which is the subject of the Loan
Documents (except to the extent and in the manner provided for in this Agreement), without the prior written consent of Bank.

     7.10 Termination of Borrower.  If either of the Borrowers takes
          -----------------------
any action that is intended to result in such Borrower's termination, dissolution or liquidation.

                              ARTICLE VIII
                              ------------
                REMEDIES OF BANK IN THE EVENT OF DEFAULT

     8.01 Acceleration, etc.  Upon the occurrence of any Event of
          ------------------
Default set forth above and without further notice to Borrowers, Bank may (i) declare its obligation to make Advances under the Notes and this Agreement to be terminated, whereupon the same shall forthwith terminate; (ii) declare the outstanding principal balance owing under the Notes, all accrued but unpaid interest thereon, and all other amounts payable under any of the Loan Documents or otherwise to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be immediately due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrowers, without any action on the part of Bank; (iii) avail itself of any and all remedies available to it in any of the Loan Documents including, without limitation, the appointment of receivers for the Collateral; and (iv) avail itself of any and all other or additional remedies available by law or in equity.

     8.02 Enforcement of Rights.  Upon the occurrence of any Event
          ---------------------
of Default, Bank shall have the right to proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceedings either for specific performance of any covenant or condition contained in this Agreement or in any of the other Loan Documents, or in aid of the exercise of any power granted in this Agreement or any of the other Loan Documents.

     8.03 Foreclosure, Repossession and Sale of Collateral.  Bank
          ------------------------------------------------
shall have full power and authority to proceed to exercise any one or more of the rights accorded to it by the Uniform Commercial Code of the Commonwealth of Kentucky or otherwise accorded to it by law, including the foreclosure and repossession of the Collateral. Upon the occurrence of any Event of Default, the rights of either of the Borrowers to use, sell, substitute, exchange or exercise any other rights relating to the Collateral and all proceeds thereof and income therefrom shall automatically terminate without notice and Bank shall thereafter be entitled to foreclose, take possession of, receive, sell and collect the same. The Collateral and the proceeds of any sale thereof may be applied by Bank, in its sole discretion, against the Notes or any other liabilities or obligations owed to Bank, and Bank may first apply the proceeds of such disposition to any and all expenses including, without limitation, advertising and storage costs and reasonable attorneys' fees and legal costs, incurred by Bank in connection with or arising out of such disposition. Bank may send any written notice required by this
Section 8.03 in the manner set forth in Section 9.04 hereof. Borrowers agree that ten (10) days notice by Bank to such Borrower is reasonable notice of any sale of Collateral consisting of personal property. Bank shall have the right to sell that portion of the Collateral which is personal property at either public or private sale and shall have the right to bid upon and purchase any of the Collateral at any sale.

     8.04 Right to Proceed in Any Order.  Upon the occurrence of any
          -----------------------------
Event of Default, Bank shall be entitled to exercise any and all of its rights and remedies in any order against the Borrowers and the Collateral as Bank determines in its sole discretion.

     8.05 Waiver of Marshaling of Assets.  Borrowers waive any
          ------------------------------
requirement of marshaling of assets and all other legal or equitable doctrines which might otherwise require Bank to proceed against any Persons or any Collateral in any particular order.

     8.06 Remedies Cumulative; No Waiver of Rights by Bank.  Upon
          ------------------------------------------------
the occurrence of any Event of Default, Bank may choose to exercise and enforce any of its rights or remedies, or decline to exercise and enforce any of its rights or remedies, in Bank's sole discretion. The failure of Bank to exercise and enforce any rights or remedies shall not prevent Bank from thereafter exercising or enforcing any such rights or remedies, nor shall such failure release any Person or property with respect to which Bank has any rights or remedies or in any way limit or diminish Bank's rights with respect to any such property or Person. All of Bank's rights and remedies shall be cumulative to the greatest extent permitted by law, may be exercised successively or concurrently, at any time and from time to time, and shall be in addition to all of those rights and remedies afforded Bank at law, in equity, or in bankruptcy. Any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Bank shall be entitled to recover from the cumulative exercise of all remedies the sum of: (a) the outstanding principal amount of the Notes; (b) all accrued but unpaid interest with respect to the principal amount of the Notes; (c) any other amounts that either of the Borrowers are required by the Loan Documents to pay to Bank (for example and without limitation, the reimbursement of all reasonable expenses, legal fees and late charges); and (d) any costs, expenses or damages which Bank is otherwise permitted to recover under the terms of the Loan Documents, or at law or in equity.

     8.07 Application of Payments and Proceeds of Sale.  All payments
          --------------------------------------------
from Borrowers to Bank under the Notes or any of the other Loan Documents, and all payments to Bank from the sale or other disposition of Collateral, shall be applied by Bank in its discretion as follows:
(a) to the payment of the costs and expenses of Bank and the reasonable fees and expenses of its counsel in connection with the administration or enforcement of Bank's rights and remedies against either of the Borrowers, the Collateral and sale or collection thereof; (b) to the payment in full of all loan obligations referred to under the Loan Documents applying such amounts first to accrued but unpaid interest and then to principal; and (c) the balance, if any, to Borrowers or to any third party entitled thereto.

     8.08 No Obligation to Preserve Collateral.  Upon the occurrence
          ------------------------------------
of any Event of Default, Bank may, at its option, demand, sue for, collect, preserve or make any compromise or settlement it deems desirable with reference to the Collateral. Bank shall not be bound to take any steps necessary to preserve the Collateral against other parties, which steps each of the Borrowers expressly agree to undertake.

     8.09 Right of Set Off.  Upon the occurrence and during the
          ----------------
continuance of any Event of Default, Bank is hereby authorized, at any time and from time to time, without notice to any of the Borrowers (any such notice being expressly waived), to set off and apply any and all deposit balances (other than trust, restricted or fiduciary accounts) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower now or hereafter existing under this Agreement, the Notes or any other Loan Document, irrespective of whether or not Bank shall have made any demand under this Agreement or the Notes or such other Loan Document and although such obligations may be unmatured. Bank agrees to promptly notify such Borrower after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of Bank under this section are in addition to other rights and remedies (including, without limitation, other rights of set off) which Bank may have.

     8.10 Cash Collateral.  All income and proceeds from any of the
          ---------------
Collateral shall be considered "cash collateral" as defined under the terms of the United States Bankruptcy Code and Borrowers shall not have the right to use any of the cash collateral without first receiving leave from a bankruptcy court of competent jurisdiction and venue.

                              ARTICLE IX
                              ----------
                             MISCELLANEOUS

     9.01 No Implied Waiver; Cumulative Remedies; Writing Required.
          --------------------------------------------------------
No delay or failure of Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies (including, without limitation, the right of specific performance) which Bank would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Bank of any breach or default under this Agreement, the Notes or any other Loan Documents or any such waiver of any provision or condition hereof or thereof must be in writing and shall be effective only to the extent specifically set forth in such writing. Borrowers acknowledge that with respect to this Agreement and its terms, Borrowers are neither authorized nor entitled to rely on any representations, modifications or assurances in any form or as to any subject from any officer of Bank unless and until such representation, modification or assurance is set forth in writing and signed by such officer of Bank.

     9.02 Taxes.  Borrowers agree to pay or cause to be paid any and
          -----
all stamp, document, transfer or recording taxes, and similar impositions payable or hereafter determined to be payable in connection with this Agreement and any other Loan Document or other documents, instruments or transactions pursuant to or in connection herewith, and agree to save Bank harmless from and against any and all present or future claims or liabilities with respect to or resulting from any delay in paying or omission to pay, any such taxes or similar impositions.

     9.03 Holidays.  Whenever any payment or action to be made or
          --------
taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next succeeding Business Day.

     9.04 Notices.  All notices and other communications given to or
          -------
made upon any party hereto in connection with this Agreement or any of the other Loan Documents shall, except as herein or therein otherwise expressly provided, be in writing and mailed, faxed or delivered to the addresses set forth below the signatures of the parties hereto or at such other address as shall be specifically designated by any such party. All such notices or other communications shall be effective, if mailed, when deposited in the U.S. mail, first class postage prepaid; if faxed, when faxed; or if delivered, when delivered.

     9.05 [intentionally omitted]

     9.06 Time of Essence.  Time shall be of the essence as to all
          ---------------
provisions of this Agreement.

     9.07 Severability.  The provisions of this Agreement are
          ------------
severable, and if any clause or provision of this Agreement shall be held invalid or unenforceable in whole or in part, then such clause or provision shall be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability or the remaining provisions hereof.

     9.08 Governing Law.  This Agreement, the Notes and the other
          -------------
Loan Documents and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Kentucky.

     9.09 Survival.  All representations, warranties, covenants and
          --------
agreements contained herein, in the Loan Documents or any other agreement, certificate or instrument delivered pursuant hereto or made in writing in connection herewith or therewith shall survive the execution and delivery hereof and thereof, the making of the Loan hereunder and the issuance of the Notes and shall continue in full force and effect so long as Borrowers may borrow or request Advances and until payment in full of Borrowers' obligations hereunder and under the Notes. Provided, however, those provisions contained in Sections 9.11, 9.12,
9.18 and 9.20 shall survive the payment of the Notes.

     9.10 Benefit and Binding Effect of Agreement.  This Agreement
          ---------------------------------------
shall be binding upon and inure to the benefit of Bank, Borrowers and their respective successors and assigns, except that Borrowers may not assign or transfer their rights hereunder or any interest herein without the prior written consent of Bank.

     9.11 JURY WAIVER.  BORROWERS AND BANK HEREBY VOLUNTARILY,
          -----------
KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP BETWEEN BANK AND BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

     9.12 Jurisdiction and Venue; Service.  Subject to Section 9.20,
          -------------------------------
the parties agree that the sole proper venue for the determination of any litigation commenced by Bank against any Borrower or any Borrower against Bank on any basis shall be in a court of competent jurisdiction which is located in Fayette County, Kentucky, and the parties hereby expressly declare that any other venue shall be improper and Borrowers expressly waive any right to a determination of any such litigation against Bank by a court in any other venue. Each Borrower further agrees that service of process by any judicial officer or by registered or certified U.S. mail shall establish personal jurisdiction over Borrowers and Borrowers waive any rights under the laws of any state to object to jurisdiction within the Commonwealth of Kentucky. Provided, however, nothing contained in this section shall prevent Bank from bringing an action within another state in order to enforce its rights in the Collateral which may be located in another state. Initiating such proceedings or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the laws of the Commonwealth of Kentucky shall govern the rights and obligations of the parties hereunder or of the submission herein made by each Borrower to personal jurisdiction within the Commonwealth of Kentucky. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive, but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the Commonwealth of Kentucky or by any other state in an action brought by Bank in such state.

     9.13 No Third Party Beneficiaries.   All conditions on the
          ----------------------------
obligations of any party hereunder, including the obligation of Bank to make Advances, are imposed solely and exclusively for the benefit of the other parties to this Agreement and Bank's successors and assigns. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Bank will refuse or decline to make Advances in the absence of strict compliance with any or all thereof, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the respective party to whom the performance of any such condition shall run at any time if, in the sole discretion of such party, it deems it desirable to do so, or if it fails to do so for any other reason.

     9.14 Relationship of the Parties.  All of the parties herein
          ---------------------------
intend that the relationship between them be solely that of creditor and debtor. Nothing contained in the Loan Documents shall be deemed or construed to create a partnership, fiduciary relationship, joint venture or co-ownership by or between the parties herein. Bank shall not in anyway be responsible or liable for the debts, losses, obligations or duties of either of the Borrowers. All obligations to pay property or other taxes, assessments, insurance on the Collateral and all other fees and charges arising from the ownership and operation of the assets of Borrowers shall be the sole responsibility of Borrowers.

     9.15 Bank's Performance of Borrowers' Covenants and Duties.
          -----------------------------------------------------
Should Borrowers fail to perform any of their covenants, duties and agreements in accordance with the terms hereof and an Event of Default shall thereby result, Bank may, at its election and at Borrowers' sole expense, perform or attempt to perform such covenant, duty or agreement on behalf of Borrowers, but in no event shall Bank have any obligation to do so. Borrowers shall, at the request of Bank, promptly pay, upon demand, any reasonable amount expended by Bank in such performance or attempted performance to Bank, together with interest thereon at the default rate under the Notes from the date such amount was requested by Bank to be paid until paid; provided that Bank does not assume and shall never have, except by a subsequent, express written undertaking by Bank, any liability for the performance of any duties of Borrowers under or in connection with all or any part of the Collateral. Bank shall be subrogated to all rights, titles, liens and security interests securing the payment of any debt, claim, tax or assessment for the payment of which Bank may make an advance or that Bank may pay.

     9.16 Course of Dealing; Waiver.  No course of dealing in
          -------------------------
respect of, or any omission or delay in the exercise of, any right, power, remedy or privilege by Bank shall operate as a waiver thereof, nor shall any right, power, remedy or privilege of Bank be exclusive of any other right, power, remedy or privilege referred to herein or in any related document or now or hereafter available at law, in equity, in bankruptcy, by statute or otherwise. No waiver or consent granted by Bank with respect to any of the Loan Documents or related writing shall be binding upon Bank, unless specifically granted in writing by a duly authorized officer of Bank, which writing shall be strictly construed.

     9.17 Absence of Oral Representations.  Each of the Borrowers
          -------------------------------
represents and warrants that no promises, assurances or commitments have been made to either of them by Bank or have been relied on by either of them regarding any extension, renewal or future financing. Each of the Borrowers understands and agrees that Bank is entitled to enforce all of the Loan Documents strictly in accordance with their terms, and any commitment or obligation to extend or renew any financing or provide additional financing shall not be binding on Bank, except to the extent contained in a writing signed by every Person who is to be bound thereby. Borrowers further acknowledge that (i) Bank does not presently anticipate renewing, extending or further modifying the financing referenced in this Agreement, and (ii) Bank anticipates the Notes will be fully paid in accordance with its terms on or before maturity. Borrowers each agree and represent to Bank (which representation Borrowers acknowledge Bank is relying on in executing this Agreement) that they will not rely on any (i) commitment or representation from Bank with respect to any future financing including, but not limited to, renewals, extensions and modifications, unless signed in writing by Bank, and (ii) waiver of any right existing at any time, and from time to time, either now or in the future, except to the extent evidenced by a writing signed by the person affecting such waiver.

     9.18 Indemnity.  Borrowers shall indemnify and hold Bank
          ---------
harmless against any loss suffered or liability incurred by Bank on account of any damage to the person or property of the parties hereto or to third parties by reason of the operation of Borrowers' businesses, or otherwise arising out of or connected to the conduct of any Borrower or their officers, managers, directors, employees or agents, in connection with any matters which are the subject of this Agreement.

     9.19 References.  Any and all references in this Agreement to
          ----------
any document or documents shall be references to such document or documents as the same may from time to time be modified, amended, renewed, consolidated or extended, with the consent of Bank.

     9.20 Arbitration.  Borrowers and the Bank agree that, upon the
          -----------
written demand of either party, whether made before or after the institution of any legal proceedings but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from any of the Loan Documents or otherwise including, without limitation, contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted at the city nearest Commonwealth's address having a AAA office or at any other location selected by mutual agreement of the parties. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any Collateral, including any claim to rescind, reform or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however, that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in a legal action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of a legal action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

     9.21 Assignments.  Borrowers may not assign their respective
          -----------
rights under any of the Loan Documents to any other party. Any attempted assignment shall be a default under this Agreement and shall be null and void. The Bank shall have the right and ability, upon not less than fifteen (15) days prior written notice to (but without the requirement for any consent from) Borrower, to sell, assign or transfer all or any part of its rights and/or obligations under this Agreement, and/or to participate its rights and obligations under this Agreement with other institutional lenders, and/or to sell participation or participating interests in its rights and/or obligations under this Agreement to other institutional lenders. In furtherance thereof, the Bank shall have the right to provide to any Person who expresses an interest in becoming such a buyer, assignee, transferee, participant and/or purchaser, or who actually does become such a buyer, assignee, transferee, participant and/or purchaser, such information concerning the financial condition, business and other affairs of the Borrowers as the Bank may deem appropriate in the circumstances. Borrowers hereby authorize all such disclosures.

     9.22 Waivers by Borrowers.  Borrowers hereby waive, to the
          --------------------
extent permitted by applicable law, (a) all presentments, demands for performance, notices of nonperformance (except to the extent specifically required by the Loan Documents), protests, notices of protest and notices of dishonor in connection with the Notes; and (b) any requirement of diligence or promptness on the part of Bank in enforcement of its rights under the provisions of any of the Loan Documents.

     9.23 Incorporation by Reference.  All schedules, annexes or
          --------------------------
other attachments to this Agreement are incorporated into this Agreement as if set out in full at the first place in this Agreement that reference is made thereto.

     9.24 Headings.  The headings used in this Agreement are
          --------
included for ease of reference only and shall not be considered in the interpretation or construction of this Agreement.

     9.25 Counterpart Execution.  This Agreement may be signed by
          ---------------------
each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of each party. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms thereof to produce or account for more than one of such counterparts.

     9.26 Acknowledgment.  Borrowers acknowledge that Borrowers have
          --------------
received a copy of each of the Loan Documents, as fully executed by the parties thereto. Borrowers acknowledge that Borrowers (a) have READ THE LOAN DOCUMENTS OR HAVE CAUSED SUCH DOCUMENTS TO BE EXAMINED BY THE BORROWERS' REPRESENTATIVES OR ADVISORS; (b) are thoroughly familiar with the transactions contemplated in this Agreement and the other Loan Documents; and (c) have had the opportunity to ask such questions to representatives of the Bank, and receive answers thereto, concerning the terms and conditions of the transactions contemplated in the Loan Documents as the Borrowers deem necessary in connection with their decision to enter into this Agreement.

     9.27 Year 2000 Compliance.
          --------------------
          (a)  Representation and Warranties.  Borrowers represent
               -----------------------------
and warrant to Bank as follows: (i) as of the date of any request for an Advance under the Loan Documents; (ii) as of the date of any renewal, extension or modification of the Loan Documents; and (iii) at all times that the Loan Documents or Bank's commitment to make advances under the Loan Documents is outstanding all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for them to carry on their businesses as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant with a period of time calculated to result in no material disruption of any of their business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or referenced different centuries or more than on century.

          (b)  Affirmative Covenants.  Borrowers covenant and agree
               ---------------------
with Bank that, while any Loan Document is in effect, Borrowers will:

               i. Furnish such additional information, statements and other reports with respect to their activities, course of action and progress towards becoming Year 2000 Compliant as Bank may request from time to time;

               ii. In the event of any change in circumstances that causes or will likely cause any of their representations and warranties with respect to either of them being or becoming Year 2000 Compliant to no longer be true (hereinafter referred to as a "Change in Circumstances") promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Bank with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Borrowers' representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true.
Borrowers shall, within ten (10) days of a request, also provide Bank with any additional information that Bank requests in connection with the Notice and/or Change of Circumstances; and

               iii. Give any representative of the Bank access during all business hours, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of any Borrower and relating to its affairs, and to inspect any of the properties and Systems and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of Bank.

     9.28 Entire Agreement.  This Agreement constitutes the entire
          ----------------
agreement and the understanding between and among the parties with respect to the subject matter hereof and this Agreement supersedes all previous and contemporaneous negotiations and agreements between the parties and no parole evidence of any prior or other agreements shall be permitted to contradict or vary the terms hereof. Borrowers acknowledge that there have been no promises for additional extensions of time for payment of the Notes nor have there been any agreements made to provide additional funding to any party hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

                              BANK ONE, KENTUCKY, NA,
                              a national banking association

                              BY: /s/ Mark Boison
                                 --------------------------------------

                              TITLE: First Vice President
                                    -----------------------------------
                                                                 "BANK"


                              UNIFIED FINANCIAL SERVICES, INC.,
                              a Delaware corporation

                              BY: /s/ John S. Penn
                                 --------------------------------------

                              TITLE: Executive Vice President
                                    -----------------------------------
                                                              "UNIFIED"

                              COMMONWEALTH PREMIUM FINANCE
                              CORPORATION, a Kentucky corporation

                              BY: /s/ John R. Owens
                                 --------------------------------------

                              TITLE: Vice President
                                    -----------------------------------
                                                         "COMMONWEALTH"